U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 7, 2009

ENABLE IPC CORPORATION

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-51590 (Commission File Number)	38-3718471 (I.R.S. Employer Identification Number)

29033 Avenue Sherman, Unit 202

Valencia, California 91355

 (Address of principal executive offices)

(661) 775-9273

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

On January 7, 2009, we announced that our Board of Directors unanimously approved the voluntary termination of the registration of our common stock under Section 12(g) of the Securities Exchange Act of 1934, as amended.  On the same date, in accordance with the resolutions adopted by the Board of Directors, we filed a Certification and Notice of Termination of Registration Under Section 12(g) of the Securities Exchange Act of 1934 on Form 15 with the Securities and Exchange Commission (“SEC”) to effect the termination of registration of our common stock.   Upon the filing of the Form 15, our obligations to file certain periodic and current reports with the SEC, including Forms 10-K, 10-Q and 8-K, were immediately suspended.   We anticipate the deregistration of our common stock will become effective 90 days after filing Form 15 with the SEC.  Upon the effectiveness of this deregistration, we will no longer be a public reporting company and our common stock will cease trading on the OTC Bulletin Board.  However, we will apply to have our common stock quoted on the “transparent” level of the Pink Sheets and anticipate that trading will continue in our common stock on the Pink Sheets under the same symbol of “EIPC”.

A copy of our press release dated January 7, 2009, regarding the termination of registration is included as an exhibit to this report.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits.

Exhibit No.

Description

99.1

Press release dated January 7, 2009, issued by Enable IPC Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 7, 2009

Enable IPC Corporation

By:

/s/ David A. Walker

David A. Walker

Chief Executive Officer